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SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.          )

Check the appropriate box:
/ /	Preliminary Information Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
/x/	Definitive Information Statement

REVCARE, INC.
(Name of Registrant As Specified In Charter)
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REVCARE, INC.
5400 Orange Avenue, Suite 200
Cypress, California 90630

To Our Stockholders:

        On January 29, 2002 the holders of a majority of our outstanding voting securities executed written consents approving the following action:

    Election of three (3) directors to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

        Our board of directors had previously approved the above action and fixed the close of business on December 1, 2001 as the record date for the determination of stockholders entitled to vote with respect to the above action. The consenting stockholders, whose shares represent approximately 69% of our outstanding voting securities, have consented to the above action. Therefore, no annual meeting of stockholders will be held. Management is not soliciting proxies in connection with this Information Statement and stockholders are requested not to send proxies to us. This Information Statement is being mailed on or about February 20, 2002 to all stockholders of record as of the record date, and is accompanied by a copy of our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2001, which includes our audited financial statements.

        Your attention is directed to the enclosed Information Statement.

By Order of the Board of Directors
/s/ GEORGE L. MCCABE, JR.
George L. McCabe, Jr. Chairman of the Board

Cypress, California
January 29, 2002

REVCARE, INC.
5400 Orange Avenue, Suite 200
Cypress, California 90630

INFORMATION STATEMENT

INTRODUCTION

        This Information Statement is furnished by our board of directors in connection with our election of directors. This Information Statement and the enclosed materials are first being sent on or before the close of business on February 20, 2002 to stockholders of record as of December 1, 2001. On January 29, 2002, the holders of a majority of our outstanding voting securities on the record date executed written consents approving the above action. We will cause the election of directors to become effective 20 days after this Information Statement is first sent to the stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

        The information included in this Information Statement should be reviewed in conjunction with the financial statements, notes to financial statements, auditor's report and other information included in our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2001 that is being mailed with this Information Statement to all stockholders of record as of the record date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Effective May 30, 2000, we completed the sale of 15,000,000 shares of our common stock at $0.50 per share to FBR Financial Services Partners (formerly FBR Financial Fund II, L.P.), or FBR, which has become our principal stockholder, owning 69.7% of our outstanding common stock and 68.6% of our outstanding voting securities.

OUTSTANDING SECURITIES AND VOTING RIGHTS

        As of the record date, there were issued and outstanding 21,526,909 shares of our common stock and 345,000 shares of our preferred stock, which shares are collectively referred to in this Information Statement as voting securities for the purpose of determining stockholders entitled to receive this Information Statement. The consenting stockholders held 15,000,000 shares of our common stock and no shares of preferred stock, or approximately 69% of our issued and outstanding voting securities.

        Each holder of voting securities is entitled to one vote in person or by proxy for each share of voting securities in his or her name on our books, as of the record date, on any matter submitted to the vote of the stockholders. However, under Nevada law, any action which may be taken at any stockholders' meeting may be taken by written consent of the requisite number of stockholders required to take such action. The election of directors requires the affirmative vote or written consent of a majority of our outstanding voting securities. On January 29, 2002, the consenting stockholders, who hold approximately 69% of our outstanding voting securities, consented to the election of directors as set forth herein. Therefore, we are not submitting the election of directors to a vote of the stockholders, soliciting proxies and will not hold a meeting on this matter.

ELECTION OF DIRECTORS

Information Concerning Nominees

        Our bylaws fix the number of directors of our board of directors at five. On January 29, 2002, our board of directors nominated the three persons listed below for election to the board, with the remaining vacancies to be filled in the future. All three nominees were incumbent directors. Each director will be elected to hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified.

        Each of the nominees has consented to be named in this Information Statement and has consented to serve as a director. However, should any nominee named in this Information Statement for the office of director become unable or unwilling to accept nomination or election, the board of directors may recommend and nominate another person in the place and stead of such person. Our board of directors has no reason to believe that any substitute nominee will be required.

        George L. McCabe, Jr., 42, was elected to serve as our chairman of the board of directors on May 30, 2000. Mr. McCabe has served in a management capacity with FBR, the holder of 69% of our voting securities, since 1996. He is responsible for the management of a private equity fund focused on the financial services industry.

        Edward M. Wheeler, 34, was elected to serve as a director on May 30, 2000. Mr. Wheeler has served in a management capacity with FBR since 1996. He is responsible for the management of a private equity fund focused on the financial services industry.

        Manuel Occiano, 50, was elected to serve as a director on January 26, 2001. On May 30, 2000, our board of directors appointed Manuel Occiano as our chief executive officer. Mr. Occiano assumed management responsibility for the daily operations and reports directly to the board. Mr. Occiano succeeded John Hindman, who had been serving as the interim chief executive officer since December 22, 1999. Mr. Occiano previously served as our president and chief executive officer, as well as a director, from September 16, 1998 until he resigned from both positions in December 1999. Mr. Occiano served as executive vice president and chief operating officer of West Capital Financial Services, Corp., a division of SunAmerica Life from July 1996 to September 1998. He spent 13 years with Arthur Andersen LLP as senior manager directing financial services and business consulting practices for the San Diego office.

Additional Executive Officers and Key Employees

        Russell Mohrmann, 63, was appointed as an executive vice president, as well as president of our recently acquired subsidiary, CPS, on August 14, 2000. He had been a co-owner and the president of CPS, which primarily provided collection services to healthcare clients, since 1974.

        Robert Perez, 39, was appointed as our senior vice president of sales and marketing on August 14, 2000. Prior to joining us, he was a co-owner and the Secretary/Treasurer of CPS, and was responsible for new business development. Prior to joining CPS, Mr. Perez owned and operated a firm which provided financial and reimbursement consulting services to the healthcare industry.

        On January 2, 2001, our board of directors appointed Frederick C. McGee, 55, as our chief financial officer and secretary. Mr. McGee succeeds Kenneth Leighton, who had been serving as the secretary and interim chief financial officer since July 25, 2000. Prior to joining us, Mr. McGee served as chief financial officer of TeraGlobal Communications Corp. (one year), DAOU Systems, Inc., an IT Services company specializing in healthcare (three years) and Infrasonics, Inc, a medical device manufacturing company (eight years), all public corporations.

Board of Directors and Committees

        Our board of directors meets during our fiscal year to review significant developments affecting us and to act on matters requiring board approval. The board of directors met four (4) times and acted by unanimous written consent two (2) times during the 2001 fiscal year. During that period, all members of the board participated in at least 75% of all board and applicable committee meetings.

        Our board of directors has established audit, executive, stock option and nominating and compensation committees to devote attention to specific subjects and to assist in the discharge of its responsibilities. The functions of those committees, their members and the number of meetings held during the 2001 fiscal year are described below.

        Audit Committee. The Audit Committee was established to recommend to our board of directors the appointment of the firm selected to be our independent public accountants and to monitor the performance of such firm; to review and approve the scope of the annual audit and quarterly reviews and evaluate with the independent public accountants our annual audit and annual financial statements; to review with management the status of internal accounting controls; to evaluate any problem areas having a potential financial impact on us which may be brought to our attention by management, the independent public accountants or the board of directors; and to evaluate all of our public financial reporting documents. The board of directors has not adopted a written charter for the Audit Committee. Mr. McCabe and Mr. Wheeler are presently the members of the Audit Committee, neither of whom are independent based on the definition of independence under Rule 4200(a)(14) of the NASD's listing standards. The Audit Committee, which held four (4) meetings during the fiscal year, has:

  •
  reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2001 with management;

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  discussed with Arthur Andersen LLP, our independent accountants, the matters required to be discussed by SAS 61;

  •
  received the written disclosures and the letter from the independent accountants required by Independence Standards Board No. 1, and has discussed with the independent accountants the independent accountants' independence and;

  •
  based on these reviews and discussions, recommended to our board of directors that the audited financial statements be included in our Annual Report in Form 10-KSB for the fiscal year ended September 30, 2001 for filing with the Securities and Exchange Commission.

        Audit fees billed to us by Arthur Andersen LLP for review of our annual financial statements and the financial statements included in our quarterly reports on Form 10-QSB, for the fiscal year ended September 30, 2001, totaled $125,900. We did not engage Arthur Andersen LLP to provide advice regarding financial information systems design and implementation during 2001. Fees billed to us by Arthur Andersen LLP with respect to the fiscal year 2001 for all other non-audit services rendered to us, including tax related services, totaled $18,200. The Audit Committee has concluded that the provision of the other services including tax-related services by Arthur Andersen LLP is compatible with maintaining their independence.

        Executive Committee. The Executive Committee is empowered to act in lieu of the board of directors on any matter except that for which the board of directors has specifically reserved authority to itself and except for those matters specifically reserved to the full board of directors by law. Mr. McCabe and Mr. Wheeler are presently the members of the Executive Committee. The Executive Committee did not meet during the fiscal year as all matters acted on during the fiscal year were acted upon by our board of directors.

        Stock Option Committee. The Stock Option Committee develops and administers incentive plans, including our 1995 Stock Option Plan. Mr. McCabe and Mr. Wheeler are presently the members of the Stock Option Committee. The Stock Option Committee did not meet during the fiscal year as all matters acted on during the fiscal year were acted upon by our board of directors.

        Nominating and Compensation Committee. The Nominating and Compensation Committee was established to recommend and nominate qualified persons to serve as our independent directors and to determine the compensation of our executive officers and key employees. Mr. McCabe and Mr. Wheeler are presently the members of the Nominating and Compensation Committee. The Nominating and Compensation Committee did not meet during the fiscal year as all matters acted on during the fiscal year were acted upon by our board of directors. The Nominating and Compensation Committee has not adopted procedures for the consideration of nominees recommended by security holders.

The Consenting Stockholders

        Our stockholders, including two of our directors, representing voting rights equal to approximately 69% of the shares entitled to vote on the election of directors, have delivered written consents to the election of the above nominees as our directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified as set forth in this Information Statement.

        The names of these consenting stockholders and the number of shares of our voting securities such persons are entitled to vote on the election of directors are as follows:

Name	Number of Shares of Voting Securities Entitled to Vote as of Record Date	Percentage of Voting Securities as of Record Date
FBR Financial Services Partners	15,000,000	68.6%

Total:	15,000,000	68.6%

        Messrs. George L. McCabe and Edward M. Wheeler, our directors, are managing directors of FBR Financial Services Partners. FBR is the holder of our common stock

        These shares represent approximately 69% of our outstanding voting securities. Therefore, the proposals have been approved by written consent of the consenting stockholders and will take effect 20 days after this Information Statement is sent to our stockholders.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the annual and long-term cash and non-cash compensation paid by us for services rendered in all capacities during the fiscal years ended September 30, 2001, 2000 and 1999 to those persons who were, as of September 30, 2001, our chief executive officer and our other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during the fiscal year ended September 30, 2001:

Long-Term Compensation
					Awards		Payout
Annual Compensation
Name and Principal Position	Fiscal Year				Restricted Stock Award(s)($)		LTIP Payout($)	All Other Compen- sation($)(1)
		Salary($)	Bonus($)	Other($)		Options/SARs(#)
Manuel Occiano(2) chief executive officer and president	2001 2000 1999	239,583 135,799 180,000	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- 697,308 -0-	-0- -0- -0-	-0- -0- -0-
Russell Mohrmann(3) executive vice president	2001 2000 1999	200,000 21,667 -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-
Robert Perez(4) senior vice president	2001 2000 1999	167,886 21,875 -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-
Fred McGee(5) chief financial officer and secretary	2001 2000 1999	141,667 -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	300,000 -0- -0-	-0- -0- -0-	-0- -0- -0-
Kenneth Leighton chief information officer	2001 2000 1999	110,718 108,782 -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- 50,000 -0-	-0- -0- -0-	-0- -0- -0-

(1)
The remuneration described in the table does not include the cost to us of benefits furnished to the named executive officers, including premiums for health insurance and other personal benefits provided to such individuals in connection with their employment. The value of such benefits cannot be precisely determined; however, the named executive officers did not receive other compensation in excess of the lesser of $50,000 or 10% of such officers' cash compensation.

(2)
Mr. Occiano began his employment with us on September 16, 1998 under a three-year contract. He resigned his positions as director, president and chief executive officer on December 22, 1999. Our board of directors reappointed him as our chief executive officer on May 30, 2000. See "Employment Agreements" below.

(3)
Mr. Mohrmann began his employment with us on August 14, 2000 upon the completion of the Company's acquisition of CPS. See "Employment Agreements" below.

(4)
Mr. Perez began his employment with us on August 14, 2000 upon completion of the Company's acquisition of CPS. See "Employment Agreements" below.

(5)
Mr. McGee began his employment with us on January 2, 2001 under a three-year contract. See "Employment Agreements" below.

Stock Options Granted in Fiscal 2001

        The following table provides the specified information concerning grants of options to purchase our common stock made during the fiscal year ended September 30, 2001 to the persons named in the Summary Compensation Table and to our directors.

	Individual Grants
	Number of Securities Underlying Options Granted				Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/SH)(2)
				Expiration Date
					5%	10%
Fred McGee	300,000(3)	100%	$0.500	01/02/11	173,644	199,650

(1)
Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange

  Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock, overall market conditions and, in some cases, the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(2)
All options were granted at or above market value on the date of grant.

(3)
Options were granted on January 2, 2001 under our 1995 Stock Option Plan. None (0) of the shares subject to the options are fully vested and 300,000 of the shares vest at a rate of one-third on the first, second and third anniversary of the date of grant.

        Employment Agreements, Termination of Employment and Change-In-Control Arrangements

        In connection with FBR's investment in us in May 2000, more fully described in "Certain Relationships and Related Transactions" above, Mr. Manuel Occiano was reappointed our chief executive officer on May 30, 2000 under an employment agreement expiring on May 30, 2003 that is renewable for one-year periods. He will receive a base salary of $250,000. He was granted options to purchase 692,308 shares of our common stock exercisable at $0.50 per share, 323,076 of which are vested. The balance of the options vest at the rate of one-half on the second and third anniversary of the date of grant. If we terminate his employment without cause or if he resigns within 60 days after he is removed from his position by us, he is forced to relocate more than 100 miles from the site of his present employment or we reduce his salary, he will continue to receive his base salary for 180 days after such termination and all unvested options will immediately become vested. Mr. Occiano had previously served as our president and chief executive officer and as a director from September 16, 1998 until December 22, 1999 when he resigned his positions. The 300,000 options that he had been granted in 1998 expired 90 days after Mr. Occiano's resignation. His employment as president and chief executive officer at that time was subject to a three-year employment agreement at a base salary of $180,000 per year. His base salary was subject to an increase of up to 20% each year if he met certain performance criteria as mutually agreed to with the Compensation Committee of the board of directors. He was eligible to participate in the management bonus pool to be established by the board of directors and was entitled, during 1999 only, to quarterly advances of $22,500 to be credited against the management bonus when earned.

        In connection with our acquisition of CPS, Mr. Russell Mohrmann was appointed as an executive vice president as well as president of our subsidiary, CPS, on August 14, 2000 under an employment agreement expiring on July 31, 2003 that is renewable for one-year periods. He will receive a base salary of $200,000. If we terminate his employment, with or without cause, he will continue to receive his base salary for 90 days after we provide him with notice of such termination.

        In connection with our acquisition of CPS, Mr. Robert Perez was appointed as senior vice president, sales and marketing, on August 14, 2000 under an employment agreement expiring on July 31, 2003 that is renewable for one-year periods. He will receive a base salary of $175,000. If we terminate his employment without cause, or if he resigns within 60 days after he is removed from his position by the Company, he is forced to relocate more than 100 miles from the site of his present employment or we reduce his salary, he will continue to receive his base salary for 180 days after such termination or resignation.

        On January 2, 2001, Mr. Fred McGee was appointed as chief financial officer and secretary under an employment agreement expiring on January 1, 2004 that is renewable for one-year periods. He will receive a base salary of $200,000. In addition to the base salary, he is entitled to a Guaranteed Bonus on the first and second anniversary of the date of his employment agreement in the amount of $20,000 each. He was granted options to purchase 300,000 shares of our common stock exercisable at $0.50 per share. The options vest at the rate of one-third on the first, second and third anniversary of the date of grant. If we terminate his employment without cause or if he resigns within 60 days after he is removed from his position by us, he is forced to relocate more than 100 miles from the site of his present employment or we reduce his salary, he will continue to receive his base salary for 180 days after such termination and all unvested options will immediately become vested.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners and Management

        The following tables set forth information, as of December 1, 2001, concerning shares of our voting securities beneficially owned by (i) each stockholder known by us to be the beneficial owner of more than 5% of any class of our outstanding voting securities, (ii) each of our directors and our executive officers, and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, each person listed has sole voting and investment power over the shares beneficially owned by him or her.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
common stock	FBR Financial Services Partners (2) Potomac Tower 1001 Nineteenth Street North Arlington, VA 22209	15,000,000	69.7%
common stock	Pacific Life Insurance Company (3) 700 Newport Center Drive Newport Beach, CA 92660	2,310,000	10.7%
common stock preferred stock	Farrest Hayden (4) P.O. Box 814 Los Alamitos, CA 90630	107,449 121,088	* 35.1%
common stock preferred stock	Lacayo Family Trust (5) 234 E. Colorado Blvd, Suite 300 Pasadena, CA 91101	487,048 117,060	2.3 33.9	% %
common stock	Manuel Occiano (6)	389,076	1.8%
common stock	Fred McGee (7)	100,000	*
common stock	George L. McCabe, Jr. (8)	15,000,000
common stock	Edward M. Wheeler (9)	15,000,000
common stock	Russell Mohrmann (10)	$2,278,500
common stock	Robert Perez (11)	$1,225,000
all directors and officers	Common stock	15,489,076	71.9%
as a group (4 persons)	Preferred stock	0

(1)
Beneficial ownership is determined in accordance with the applicable rules under the Securities Exchange Act of 1934. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days from the date hereof, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership deemed outstanding of any other person. Percentage of ownership is based on 21,526,909 shares of common stock and 345,000 shares of preferred stock.

(2)
Messrs. George L. McCabe, Jr. and Edward C. Wheeler, our directors, are managing directors of FBR Financial Services Partners.

(3)
Includes 10,000 shares of common stock that can be acquired within 60 days of the date of this Information Statement upon the exercise of options.

(4)
Mr. Farrest Hayden was a director until he resigned in April, 2000. Includes 100,000 shares of common stock that can be acquired within 60 days of the date of this Information Statement upon the exercise of options.

(5)
Mr. Otto J. Lacayo, a trustee for the Lacayo Family Trust, was a director until he resigned on May 30, 2000. Includes 100,000 shares of common stock that can be acquired within 60 days of the date of this Information Statement upon the exercise of options.

(6)
Mr. Manuel Occiano is a director and our chief executive officer. Includes 323,048 shares of common stock that can be acquired within 60 days of the date of this Information Statement upon the exercise of options.

(7)
Mr. Fred McGee is our chief financial officer and secretary. Includes 100,000 shares of common stock that can be acquired within 60 days of the date of this Information Statement upon the exercise of options.

(8)
Includes 15,000,000 shares of common stock held by FBR Financial Services Partners. Mr. McCabe, our director, is a managing director of FBR, and may be deemed to have voting or investment control with respect to these shares. Mr. McCabe disclaims beneficial ownership with respect to these shares.

(9)
Includes 15,000,000 shares of common stock held by FBR Financial Services Partners. Mr. Wheeler, our director, is a managing director of FBR, and may be deemed to have voting or investment control with respect to these shares. Mr. Wheeler disclaims beneficial ownership with respect to these shares.

(10)
Mr. Russell Mohrmann is an executive vice president and president of our subsidiary, CPS. Includes 3,255,000 shares of common stock that can be acquired within 60 days of the date of this Information Statement upon the exercise of convertible notes held by himself, Hospital Employee Labor Pool, InSource Medical Solutions, and RBA REM-CARE.

(11)
Mr. Robert Perez is senior vice president of sales and marketing. Includes 1,750,000 shares of common stock that can be acquired within 60 days of the date of this Information Statement upon the exercise of a convertible note held by him.

        *Represents less than 1% of the class of shares

ANNUAL REPORT

        A COPY OUR ANNUAL REPORT ON FORM 10-KSB AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND NOTES THERETO, IS BEING MAILED TO EACH STOCKHOLDER TOGETHER WITH THIS INFORMATION STATEMENT. ADDITIONAL COPIES OF THE ANNUAL REPORT MAY BE OBTAINED BY STOCKHOLDERS WITHOUT CHARGE BY WRITING TO US AT OUR ADDRESS SET FORTH ON THE COVER OF THIS INFORMATION STATEMENT.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain of our officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the fiscal year ended September 30, 2001, all filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during the fiscal year.

OTHER BUSINESS

        No further business was transacted by written consent to corporate action in lieu of a meeting of stockholders to which this Information Statement pertains.

COSTS OF INFORMATION STATEMENT

        This Information Statement has been prepared by us and our board of directors, and we will bear the costs of distributing this Information Statement to our stockholders, including the expense of preparing, assembling, printing, and mailing this Information Statement and attached materials. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses, and other custodians, nominee and fiduciaries for their reasonable expenses in forwarding this Information Statement and related materials to our stockholders. We may pay for and use the services of other individuals or companies not regularly employed by us in connection with the distribution of this Information Statement if our board of directors determines that this is advisable.

By the order of the Board of Directors,
/s/ GEORGE L. MCCABE, JR. George L. McCabe, Jr. Chairman of the Board

Cypress, California
January 29, 2002

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INFORMATION STATEMENT
INTRODUCTION
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OUTSTANDING SECURITIES AND VOTING RIGHTS
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ANNUAL REPORT
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
OTHER BUSINESS
COSTS OF INFORMATION STATEMENT